Exhibit 23


                           Consent of BDO Seidman, LLP

Hauppauge Digital, Inc.
Hauppauge, New York

     We hereby consent to the incorporation by reference in the Registration Statements of Hauppauge Digital, Inc. on Form S-8, File No. 33-25947, filed with the Securities and Exchange Commission on April 28, 1997, of our report dated December 4, 1998 on the consolidated financial statements of Hauppauge Digital, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1998.

/s/BDO Seidman, LLP
--------------------
BDO Seidman, LLP

Melville, New York
December 23, 1998



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